Exhibit 99.1

KEY TECHNOLOGY APPOINTS JEFFREY T. SIEGAL
AS CHIEF FINANCIAL OFFICER

WALLA WALLA, Wash., April 15, 2013 – Key Technology, Inc. (Nasdaq: KTEC) announced today the appointment of Jeffrey T. Siegal as Vice President and Chief Financial Officer. Effective April 15, 2013, Siegal will have responsibility for providing guidance and analysis for all financial aspects of the Company’s business.

Jack Ehren, President and Chief Executive Officer of the Company, stated, “Jeff brings to Key twenty-five years of significant financial expertise with high technology, international and manufacturing businesses, and has a thorough understanding of public accounting, treasury management, and SEC reporting as well as acquisitions and strategic alliances. Jeff’s valuable experiences and knowledge are a strong fit for Key, and will provide real benefit as we continue to transform our Company for the future and implement our long-term strategy.”

For the past five years, Siegal has served as the Chief Financial Officer and Treasurer for Schmitt Industries, Inc. where he has overseen all accounting and finance functions, including strategic planning, budgeting and forecasting processes. Prior to this, Siegal served as the Corporate Controller and Treasurer of Planar Systems, Inc. where he directed all finance, treasury and accounting activities for this multinational, public manufacturing company. Siegal also brings with him more than ten years of public accounting experience, most of which was spent with Deloitte & Touche LLP, where Siegal served as a Senior Manager.

Commenting on his new appointment, Siegal said, “I am enthusiastic about the opportunity to join Key’s strategically-focused and innovative global team. The Company is well-respected in its markets and is generating strong interest in the investment community. I am excited about the contribution I can make to developing strategies that will enable the Company to achieve profitable growth and increased shareholder value.”

Siegal holds a BA degree in Business Administration and Accounting from San Jose State University. He is also a Certified Public Accountant.

About Key Technology, Inc.
Key Technology, an ISO-9001 certified company, is a global leader in the design and manufacture of process automation systems including digital sorters, conveyors, and processing equipment. Applying processing knowledge and application expertise, Key helps customers in food processing and other industries improve quality, increase yield and reduce cost. With worldwide sales representation, the company maintains demonstration and testing facilities at its headquarters, and has manufacturing divisions in Walla Walla, Washington, U.S.A., and at Key Technology BV in Beusichem, the Netherlands. The company's common stock trades on the Global Market tier of The NASDAQ Stock Market® under the symbol KTEC.

Forward-Looking Statements
Certain statements in this press release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. These statements may relate to expected results of operations or gross margins; expected trends in sales, orders, earnings and other financial measures; projected expenses, including general and administrative expenses; national and international economic conditions; the effect of foreign exchange fluctuations; or other future occurrences. Actual results could differ materially from those anticipated in the forward-looking statements as a result of a variety of economic, competitive and governmental risks and uncertainties. These risks and uncertainties include, among other things, industry consolidation increasing competition in the food processing equipment industry; advances in technology by competitors adversely affecting our sales and profitability; a variety of factors that could increase our cost of operations and reduce gross margins and profitability, including expansion into new markets, complex projects and applications, and integrated product offerings; acquisitions that may harm our operating results; the failure of our independent sales representatives to perform as expected, thereby harming our net sales; our dependence on certain suppliers leaving us temporarily without adequate access to raw materials or products; significant investments in unsuccessful research and development efforts adversely affecting our business; and increased or unanticipated costs associated with product warranties adversely affecting our profitability. These and other risk factors are discussed in our filings with the Securities and Exchange Commission, including in Item 1A, "Risk Factors," of our Annual Report on Form 10-K for the fiscal year ended September 30, 2012. We undertake no obligation to update or revise any forward-looking statements in this press release as a result of subsequent developments, except as may be required by law.

News releases and other information about Key Technology, Inc. can be accessed at www.key.net.

Financial Media Inquiries:	Investor Inquiries:
Evan Pondel or Laurie Berman	Jack Ehren
PondelWilkinson, Inc.	Key Technology, Inc.
Tel: +1 310 279 5980	Tel: +1 509-394-3120
pwinvestor@pondel.com	jehren@key.net
www.pondel.com	www.key.net